UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 3, 2012

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-157688	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 3, 2012 (the “Closing Date”), NorthStar Real Estate Income Trust, Inc. (the “Company”), through a subsidiary, directly originated a $19.35 million senior loan (the “Senior Loan”) to an unrelated third-party (the “Owner”).  The proceeds of the Senior Loan were used to refinance the recently renovated 245 room Saguaro Hotel located in Palm Springs, California (the “Property”).

The Owner purchased the Property in September 2011 for $10.2 million and contributed an additional $12.5 million of equity to the Property.  The Property has undergone extensive improvements since 2007, including those completed by the Owner.  The Owner is a repeat borrower for the Company, an experienced hotel developer and has developed similar hotel properties, including a Saguaro Hotel in Scottsdale, Arizona.  We believe Palms Springs is a highly desirable area for hotel properties such as the Property and the revenue per available room for similar hotel properties in the same geographic area as the Property has grown approximately 64% from 2009 to 2011.

The Senior Loan bears interest at a floating rate of 7.18% over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 2.0%, resulting in a minimum interest rate of 9.18% per annum.  In addition, the Company earned an upfront fee equal to 1.0% of the Senior Loan and will earn a fee equal to 1.0% of the original principal amount upon repayment.

The initial term of the Senior Loan is 36 months, with two one-year extension options available to the Owner, subject to the satisfaction of certain performance tests and the Owner paying a fee equal to 0.25% of the amount being extended for each extension.  The Senior Loan may be prepaid in whole or in part during the first 24 months, provided the Owner pays the remaining interest due on the amount prepaid through the first 24 months.  Thereafter, the Senior Loan may be prepaid in whole or in part without penalty.

As of the Closing Date, the Senior Loan’s loan-to-value ratio (the “LTV Ratio”) was 79%.  The LTV Ratio is the principal amount of the Senior Loan divided by the current appraised value of the Property as of March 19, 2012.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should” and similar expressions.  These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the Owner’s ability to perform under the terms of the Senior Loan, future property value, income-producing ability, impact of any losses on cash flows and returns, the city of Palm Springs continuing to be a desirable area for the Property, growth or retention of revenue per room in the applicable area, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: May 4, 2012	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Secretary